Exhibit 10.4
SWAP TRANSACTION CONFIRMATION

Date:	June 12, 2008
To:	Wachovia Auto Owner Trust 2008-A ("Counterparty")
Address:	Rodney Square North 1100 North Market Street
Wilmington DE
19890 USA
Attention:	Corporate Trust Administration
From:	Wachovia Bank, N.A. ("Wachovia")
Ref. No:	2578755

Dear Sir or Madam:

This confirms the terms of the Transaction described below between Counterparty and Wachovia. The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern
1. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap
Currency for Payments:	U.S. Dollars
Notional Amount:
For each Calculation Period, the principal amount of the Class A-2b Notes issued by the Counterparty as of the preceding Distribution Date (as defined in the Indenture), after giving effect to all payments of principal on such Class A-2b Notes on or prior to that Distribution Date, or, in the case of the Initial Calculation Period and the first Distribution Date, the original principal amount of the Class A-2b Notes.  For the avoidance of doubt, on the Effective Date, the Notional Amount is equal to $139,000,000.00.

Term:
Trade Date:	June 12, 2008
Effective Date:	June 19, 2008
Termination Date:
The earlier of (i) May 20, 2011 and (ii) the date on which the principal amount of the Class A-2b Notes is reduced to zero in respect of the Fixed Amounts.
The earlier of (i) May 20, 2011, subject to the Following Business Day Convention and (ii) the date on which the principal amount of the Class A-2b Notes is reduced to zero in respect of Floating Amounts.

Fixed Amounts:

Fixed Rate Payer:	Counterparty
Period End Dates:	Monthly on the 20th of each month commencing July 20, 2008, through and including the Termination Date; No Adjustment.
Payment Dates:	Monthly on the 20th of each month commencing July 21, 2008, through and including the Termination Date.

Business Day Convention:	Following
Business Day:	New York
Fixed Rate:	4.17%
Fixed Rate Day Count Fraction:	30/360

Fixed Amounts:
Floating Rate Payer:	Wachovia
Period End Dates:	Monthly on the 20th of each month commencing July 21, 2008, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Early Payment Dates:
Monthly on the 1st Business Day preceding each Period End Date, commencing July 18, 2008, through and including May 19, 2011. Notwithstanding the provisions of Section 4.9(a) of the 2006 ISDA Definitions, the Termination Date shall not be a Payment Date hereunder. The final Payment Date shall be May 19, 2011.

Business Day Convention:	Following
Business Day:	New York
Floating Rate for initial Calculation Period:	Determined two London Banking Days prior to the Effective Date
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	1 Month
Spread:	Plus 0.67%
Floating Rate Day Count Fraction:	Actual/360
Floating Rate determined:	Two London Banking Days prior to each Reset Date.
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Rounding convention:	5 decimal places per the 2006 ISDA Definitions.
Other:
For the avoidance of doubt, for purposes of Section 2(c) of the Agreement, any amounts payable by the Floating Rate Payer on a Floating Rate Payer Payment Date, and by the Fixed Rate Payer on the related Fixed Rate Payer Payment Date, shall be netted even though such dates may be different, and the party with the larger aggregate amount shall make the net payment on the related party’s applicable Payment Date.

2. The additional provisions of this Confirmation are as follows:

Calculation Agent:	Wachovia
Payment Instructions:	Wachovia Bank, N.A.
CIB Group, ABA 053000219
Ref: Derivative Desk (Trade No: 2578755)
Account #: 04659360006116

Wachovia Contacts:	Settlement and/or Rate Resets:
1-800-249-3865
1-704-383-8429
Documentation:
Tel: (704) 715-7051
Fax: (704) 383-9139
Collateral:
Tel: (704) 383-9529
Please quote transaction reference number.
Payments to Counterparty:	U.S. Bank N.A. ABA: 091000022 DDA: 173103322058 REF: 123830000 WAOT 2008-A Collection Account

Documentation

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement between Wachovia and Counterparty dated as of June 19, 2008 as amended and supplemented from time to time (the "ISDA Master Agreement"). All provisions contained or incorporated by reference in the Master Agreement will govern this Confirmation except as expressly modified herein.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours,
Wachovia Bank, N.A.

By: /s/ Robin Rhodes
Name: Robin Rhodes
Title: Assistant Vice President
Ref. No. 2578755
Accepted and Confirmed as of date first written above:
Wachovia Auto Owner Trust 2008-A
By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee

By: /s/ Jennifer A. Luce
Name: Jennifer A. Luce
Title: Sr. Financial Services Officer